Investor Relations:	Media Contact:
Darice Liu	Matt McLoughlin
Universal Display	Gregory FCA
dliu@udcoled.com	matt@gregoryfca.com
609-671-0980 x558	610-228-2123

UNIVERSAL DISPLAY CORPORATION ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

Ewing, New Jersey - February 27, 2014 - Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today announced its results for the fourth quarter and year ended December 31, 2013.

For the full year 2013, the Company reported revenues of $146.6 million, up 76% compared to revenues of $83.2 million for 2012. Operating income rose to $38.2 million for the year, up 180% from $13.7 million in 2012. The Company reported net income of $74.1 million, or $1.59 per diluted share, for the full year 2013, compared to net income of $9.7 million, or $0.21 per diluted share, for 2012. The 2013 net income included a total deferred income tax benefit of $41.4 million, which included $59.4 million for the release of income tax valuation allowances offset by the recording of a deferred income tax provision of $17.9 million subsequent to the release. Excluding those items, adjusted net income was $32.6 million, or $0.70 per adjusted diluted share (see "Reconciliation of Non-GAAP Measures" below for further discussion of these non-GAAP measures).

“Universal Display delivered another strong quarter of profitability and ended 2013 with superior year-over-year growth, translating into record revenues and earnings,” said Sidney D. Rosenblatt, Executive Vice

President and Chief Financial Officer of Universal Display. “Across the Company, we have been building momentum for profitable growth. A significant milestone was reached in 2013 with the commercial adoption of our green emissive dopants and green hosts. We continue to expand our IP and materials portfolio, while also pursuing new avenues of opportunity including single layer barrier encapsulation and organic vapor jet printing (OVJP) technologies. These long-term projects are in their early stages, but we believe they hold promise. We are also optimistic about the prospects for growing our business and enabling energy efficient OLED products as we continue to improve our materials, broaden our product portfolio, deepen our customer relationships, and foster developmental activity. Looking ahead to 2014, these factors and the growing OLED market give us confidence in our upward trajectory as we build shareholder value.”

Fourth Quarter Results

Revenues for the fourth quarter of 2013 were $49.5 million compared to revenues of $28.1 million in the same quarter of 2012. Growth in fourth quarter revenues was led by a 153% increase in material sales, which rose to $25.5 million, up from $10.1 million in the fourth quarter of 2012, reflecting strong volume growth in green emitter and host material sales. Royalty and license fees were $23.1 million in the fourth quarter of 2013 compared to $15.4 million in the same quarter of 2012. The Company recognized $20 million in SDC licensing revenue in the fourth quarter of 2013, up from $15 million in the same quarter of 2012.

Operating expenses for the fourth quarter of 2013 were $30.1 million compared to $19.8 million in the same quarter of 2012. Cost of materials for the fourth quarter of 2013 were $7.7 million compared to $0.7 million in the fourth quarter of 2012, reflecting an increase in the quantity of material shipped and changes in product mix.

The Company reported operating income of $19.4 million for the fourth quarter of 2013, compared to $8.4 million for the fourth quarter of 2012. Net income for the fourth quarter of 2013 was $57.9 million, or $1.24 per diluted share, compared to $5.4 million, or $0.12 per diluted share, for the fourth quarter of 2012. Net income for the fourth quarter of 2013 included a total deferred income tax benefit of $41.4 million, which included $59.4 million for the release of income tax valuation allowances offset by the recording of a deferred income tax provision of $17.9 million subsequent to the release. Excluding the net effect of those items, adjusted net income for the fourth quarter of 2013 was $16.5 million, or $0.35 per adjusted diluted share.

Full Year 2013 Results

For the full year 2013, the Company reported revenues of $146.6 million, a 76% increase from the $83.2 million generated in 2012. Material sales for 2013 were $95.7 million, a 115% increase from $44.5 million in 2012. Operating income was $38.2 million compared to $13.7 million in 2012. The Company reported net income of $74.1 million, or $1.59 per diluted share for the full year of 2013, compared to $9.7 million, or $0.21 per diluted share for 2012. Net income for the year 2013 included the aforementioned net income tax items of $41.4 million. Excluding these items, adjusted net income was $32.6 million, or $0.70 per adjusted diluted share.

The Company’s balance sheet remained strong, with cash and cash equivalents and short-term investments of $272.6 million as of December 31, 2013. For the full year 2013, the Company generated $45.0 million in operating cash flow, compared to $17.8 million of operating cash flow in 2012.

2014 Guidance

Although the OLED industry is still at an early stage where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly, the Company believes that its revenues will be in the range of $190 million to $205 million for fiscal 2014.

Upcoming Investor Event

Sidney Rosenblatt, Executive Vice President and Chief Financial Officer, will participate in a question-and-answer session at the JMP Securities Technology Conference in San Francisco, CA on Tuesday, March 4, 2014 at 10:00 a.m. Pacific Time. A live and archived audio webcast of the session will be available on the events page of Universal Display’s website.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, February 27, 2014 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the "events" portion of the Company's website. Those wishing to participate in the live call should dial 1-877-941-6009 (toll-free) or 1-480-629-9819, and reference conference ID 4667025.

About Universal Display Corporation
Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries. Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 3,000 issued and pending patents worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology, that can enable the development of low power and eco-friendly displays and white lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Based in Ewing, New Jersey, with international offices in Ireland, South Korea, Hong Kong, Japan and Taiwan, Universal Display works and partners with a network of world-class organizations, including Princeton University, the University of Southern California, the University of Michigan, and PPG Industries, Inc. The Company has also established relationships with companies such as AU Optronics Corporation,

DuPont Displays, Inc., Innolux Corporation, Kaneka Corporation, Konica Minolta Technology Center, Inc., LG Display Co., Ltd., Lumiotec, Inc., Moser Baer Technologies Inc., Panasonic Idemitsu OLED Lighting Co., Pioneer Corporation, Samsung Display Co., Ltd., Sony Corporation, Showa Denko K.K., and Tohoku Pioneer Corporation. To learn more about Universal Display, please visit www.udcoled.com.

Universal Display Corporation and the Universal Display logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2012. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$70,586	$85,923
Short-term investments	202,024	158,018
Accounts receivable	15,657	8,657
Inventory	10,595	11,018
Deferred income taxes	21,563	11
Other current assets	6,623	3,918
Total current assets	327,048	267,545
PROPERTY AND EQUIPMENT, net	14,893	11,808
ACQUIRED TECHNOLOGY, net	94,011	104,624
INVESTMENTS	7,417	1,270
DEFERRED INCOME TAXES	19,143	—
OTHER ASSETS	242	277
TOTAL ASSETS	$462,754	$385,524
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,256	$7,596
Accrued expenses	16,039	10,394
Deferred revenue	1,910	4,273
Other current liabilities	24	36
Total current liabilities	23,229	22,299
DEFERRED REVENUE	2,403	3,153
RETIREMENT PLAN BENEFIT LIABILITY	9,436	9,837
Total liabilities	35,068	35,289

SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 100,000,000 shares authorized, 46,825,168 and 46,561,437 shares issued at December 31, 2013 and 2012, respectively	468	465
Additional paid-in capital	572,401	564,883
Accumulated deficit	(130,159)	(204,211)
Accumulated other comprehensive loss	(4,368)	(5,702)
Treasury stock, at cost (401,501 and 205,902 shares at December 31, 2013 and 2012, respectively)	(10,658)	(5,202)
Total shareholders’ equity	427,686	350,235
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$462,754	$385,524

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,
	2013	2012
REVENUE:
Material sales	$25,538	$10,111
Royalty and license fees	23,050	15,445
Technology development and support revenue	890	2,577
Total revenue	49,478	28,133

OPERATING EXPENSES:
Cost of material sales	7,732	735
Research and development	10,099	7,958
Selling, general and administrative	6,827	4,789
Patent costs and amortization of acquired technology	4,235	5,526
Royalty and license expense	1,165	754
Total operating expenses	30,058	19,762
Operating income	19,420	8,371
INTEREST INCOME	217	254
INTEREST EXPENSE	(16)	(5)
INCOME BEFORE INCOME TAXES	19,621	8,620
INCOME TAX BENEFIT (EXPENSE)	38,265	(3,235)
NET INCOME	$57,886	$5,385

NET INCOME PER COMMON SHARE:
BASIC	$1.26	$0.12
DILUTED	$1.24	$0.12

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	45,994,821	46,051,637
DILUTED	46,531,839	46,794,260

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2013	2012
REVENUE:
Material sales	$95,713	$44,472
Royalty and license fees	47,006	31,698
Technology development and support revenue	3,920	7,074
Total revenue	146,639	83,244

OPERATING EXPENSES:
Cost of material sales	28,889	4,528
Research and development	34,215	30,032
Selling, general and administrative	24,745	19,550
Patent costs and amortization of acquired technology	17,273	13,385
Royalty and license expense	3,273	2,073
Total operating expenses	108,395	69,568
Operating income	38,244	13,676
INTEREST INCOME	811	1,240
INTEREST EXPENSE	(47)	(48)
INCOME BEFORE INCOME TAXES	39,008	14,868
INCOME TAX BENEFIT (EXPENSE)	35,044	(5,208)
NET INCOME	$74,052	$9,660

NET INCOME PER COMMON SHARE:
BASIC	$1.61	$0.21
DILUTED	$1.59	$0.21

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	45,898,019	45,951,276
DILUTED	46,543,605	46,883,602

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$74,052	$9,660
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue	(5,880)	(5,284)
Depreciation	2,044	1,978
Amortization of intangibles	10,973	4,869
Amortization of premium and discount on investments, net	(458)	(778)
Stock-based employee compensation	6,077	4,263
Stock-based compensation to Board of Directors and Scientific Advisory Board	809	781
Deferred income tax benefit	(41,418)	(11)
Retirement plan benefit expense	1,665	1,600
(Increase) decrease in assets:
Accounts receivable	(7,000)	2,070
Inventory	424	(7,175)
Other current assets	(2,706)	(2,284)
Other assets	35	33
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	3,614	4,718
Other current liabilities	(11)	11
Deferred revenue	2,767	3,303
Net cash provided by operating activities	44,987	17,754
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,710)	(2,737)
Additions to intangibles	(359)	(109,102)
Purchases of investments	(362,838)	(304,500)
Proceeds from sale of investments	313,132	380,253
Net cash used in investing activities	(54,775)	(36,086)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	343	321
Repurchase of common stock	(5,456)	(5,202)
Proceeds from the exercise of common stock options	2,832	1,483
Payment of withholding taxes related to stock-based employee compensation	(3,268)	(4,142)
Net cash used in financing activities	(5,549)	(7,540)
DECREASE IN CASH AND CASH EQUIVALENTS	(15,337)	(25,872)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	85,923	111,795
CASH AND CASH EQUIVALENTS, END OF YEAR	$70,586	$85,923

Reconciliation of non-GAAP measures
The following table details our reconciliation of non-GAAP measures to the most directly comparable GAAP measures:

(in thousands, except per share data)	Three Months Ended December 31,
	2013	2012
	(Unaudited)
Operating Results:
Net income (loss)	$57,886	$5,385
Non-GAAP Reconciling Items:
Deferred income tax expense	17,934	—
Release of income tax valuation allowances	(59,352)	—
Total non-GAAP reconciling items	(41,418)	—
Non-GAAP Measures:
Adjusted net income (loss)	$16,468	$5,385
Adjusted net income per common share, basic *	$0.36	$0.12
Adjusted net income per common share, diluted **	$0.35	$0.12
_______________________________________________
* The adjusted net income (loss) per common share, basic is derived from dividing adjusted net income by the number of weighted average shares used in computing basic net income (loss) per common share.
**The adjusted net income per common share, diluted for the quarter ended December 31, 2013, is derived from dividing adjusted net income by adjusted weighted average shares of 46,685,542, which excludes the amount of any excess tax benefits in assumed proceeds in calculating the weighted average shares using the treasury stock method. The exclusion is intended to present our diluted net income per common share for the quarter ended December 31, 2013 as if our assessment of the future realizability of our deferred tax assets did not change and the income tax valuation allowances were not reversed, consistent with prior periods. For the quarter ended December 31, 2012, there is no difference between net income per common share and adjusted net income per common share.

Reconciliation of non-GAAP measures
The following table details our reconciliation of non-GAAP measures to the most directly comparable GAAP measures:

(in thousands, except per share data)	Year Ended December 31,
	2013	2012
Operating Results:	(Unaudited)
Net income (loss)	$74,052	$9,660
Non-GAAP Reconciling Items:
Deferred income tax expense	17,934	—
Release of income tax valuation allowances	(59,352)	—
Total non-GAAP reconciling items	(41,418)	—
Non-GAAP Measures:
Adjusted net income	$32,634	$9,660
Adjusted net income per common share, basic *	$0.71	$0.21
Adjusted net income per common share, diluted **	$0.70	$0.21
_______________________________________________
* The adjusted net income per common share, basic is derived from dividing adjusted net income by the number of weighted average shares used in computing basic net income per common share.
**The adjusted net income per common share, diluted for the year ended December 31, 2013, is derived from dividing adjusted net income by adjusted weighted average shares of 46,582,347, which excludes the amount of any excess tax benefits in assumed proceeds in calculating the weighted average shares using the treasury stock method. The exclusion is intended to present our diluted net income per common share for the year ended December 31, 2013 as if our assessment of the future realizability of our deferred tax assets did not change and the income tax valuation allowances were not reversed, consistent with prior periods. For the year ended December 31, 2012, there is no difference between net income per common share and adjusted net income per common share.

Non-GAAP Measures
To supplement our selected financial data presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP measures. These non-GAAP measures include adjusted net income (loss), adjusted net income (loss) per common share, basic and adjusted income (loss) per common share, diluted. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in the presentation can be found within the table detailing the reconciliation of non-GAAP measures to GAAP measures above.
We have provided these non-GAAP measures to enhance investors' overall understanding of our current financial performance, and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP measures provide meaningful supplemental information regarding our financial performance by excluding the effect of the release of income tax valuation allowances that may not be indicative of recurring core business operating results. We believe that the non-GAAP measures that exclude the impact of the release of income tax valuation allowances and deferred income tax expense recognized after the release of the allowances, when viewed with GAAP results, enhance the comparability or results against prior periods and allow for greater transparency of financial results. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.